Exhibit 21.1

Subsidiary	Jurisdiction
8 in 1 Pet Products GmbH	Germany
Anabasis Handelsgesellschaft GmbH	Germany
Applica Asia Limited.	Hong Kong
Applica Canada Corporation	Canada
Applica Consumer Products, Inc.	USA (Delaware)
Applica Manufacturing, S. de R.L de C.V.	Mexico
Applica Mexico Holdings, Inc.	USA (Delaware)
Armetsa SA de CV	Mexico
Baldwin Hardware Corporation	USA (Pennsylvania)
Bimontysa SA de CV	Mexico
Carmen Ltd.	United Kingdom
Cerfasa SA de CV	Mexico
DH Haden Ltd.	United Kingdom
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
Distribuidora Ray-O-Vac/VARTA, S.A. de C.V.	Mexico
Fanal SA de CV	Mexico
Household Products Chile Comercial Limitada	Chile
Household Products Peru S.R.L.	Peru
HP Delaware, Inc.	USA (Delaware)
Kwikset Corporation	USA (Delaware)
Liquid Fence Co., Inc	USA (Pennsylvania
Maanring Holding B.V.	Netherlands
Minera Vidaluz, S.A. de C.V.	Mexico
National Manufacturing Co.	USA (Illinois)
National Manufacturing Mexico A LLC	USA (Delaware)
National Manufacturing Mexico B LLC	USA (Delaware)
Paula Grundstücksverwaltungs GmbH & Co. Vermietungs-KG	Germany
Pifco Ltd.	United Kingdom
PPC Industries Ltd.	BVI
Price Pfister, Inc.	USA (Delaware)
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Costa Rica, S.A.	Costa Rica
Ray-O-Vac de Mexico, S.A. de C.V.	Mexico
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Europe GmbH	Germany
Rayovac Europe Limited	United Kingdom
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Overseas Corp.	BWI
Rayovac Venezuela, S.A.	Venezuela
Rayovac-VARTA S.A.	Colombia
Remington Asia	BWI
Remington Consumer Products Ltd. (UK)	United Kingdom
Remington Licensing Corporation	USA (Delaware)
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Holdings LLC	USA (Delaware)

Exhibit 21.1

Russell Hobbs Deutschland GmbH	Germany
Russell Hobbs Holdings Ltd.	United Kingdom
Russell Hobbs Ltd.	United Kingdom
Russell Hobbs Towers Ltd.	United Kingdom
Salton Australia Pty. Ltd.	Australia
Salton Hong Kong Ltd.	Hong Kong
Salton Italia Srl.	Italy
Salton Nominees Ltd.	United Kingdom
Salton NZ Ltd.	New Zealand
Salton S.a.r.l.	Luxembourg
Salton UK	United Kingdom
Salton UK Holdings, Ltd.	United Kingdom
SB/RH Holdings, LLC	USA (Delaware)
Schultz Company	USA (Missouri)
Servicios Admisistrativos Regiomontanos S.A. de C.V.	Mexico
Shaser, Inc.	USA (Delaware)
Spectrum Brands (Hong Kong) Limited	Hong Kong
Spectrum Brands (Shenzhen) Ltd.	China
Spectrum Brands (UK) Holdings Limited	United Kingdom
Spectrum Brands (UK) Limited	United Kingdom
Spectrum Brands (Xiamen) Industrial Co., Ltd.	China
Spectrum Brands Appliances (Ireland) Ltd.	Ireland
Spectrum Brands Asia	BWI
Spectrum Brands Australia Pty. Ltd.	Australia
Spectrum Brands Austria Gmbh	Austria
Spectrum Brands Benelux B.V.	Netherlands
Spectrum Brands Brasil Industria e Comercio de Bens de Consumo Ltda	Brazil
Spectrum Brands Canada Inc.	Canada
Spectrum Brands Czech spol. s r.o.	Czech Republic
Spectrum Brands Denmark A/S	Denmark
Spectrum Brands East Asia Holdings Ltd.	Hong Kong
Spectrum Brands Europe GmbH	Germany
Spectrum Brands Finland OY	Finland
Spectrum Brands France S.A.S.	France
Spectrum Brands HHI (Shenzhen) Co., Ltd	China
Spectrum Brands HHI (Zhongshan) Co., Ltd	China
Spectrum Brands HHI Mexico, S de RL de C.V.	Mexico
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Holdings, Inc.	USA (Delaware)
Spectrum Brands Italia S.r.L.	Italy
Spectrum Brands Japan KK	Japan
Spectrum Brands Lux II S.a.R.L.	Luxembourg
Spectrum Brands Lux S.a.R.L.	Luxembourg
Spectrum Brands New Zealand Ltd.	New Zealand
Spectrum Brands Norway AS	Norway
Spectrum Brands Panama LLC	Panama
Spectrum Brands Peru S.A.C	Peru
Spectrum Brands Poland Sp.Z.o.o.	Poland
Spectrum Brands Real Estate B.V.	The Netherlands
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum Brands Singapore Private Limited	Singapore

Exhibit 21.1

Spectrum Brands Slovakia spol. s r.o.	Slovakia
Spectrum Brands, Inc.	USA (Delaware)
Spectrum China Business Trust	China
Tetra (UK) Limited	United Kingdom
Tetra GmbH	Germany
Tetra Holding GmbH	Germany
The Fair Manufacturing Co. Ltd.	Cambodia
Toastmaster de Mexico S.A.	Mexico
Toastmaster Inc.	USA (Missouri)
Tong Lung Metal Industry Co. Ltd.	Taiwan
Tong Lung Philippines Metal Industry Co., Inc.	The Philippines
Tronorsa, SA de CV	Mexico
United Industries Corporation	USA (Delaware)
United Pet Group, Inc.	USA (Delaware)
VARTA Consumer Batteries GmbH & Co. KGaA	Germany
VARTA Ltd.	United Kingdom
VARTA Pilleri Ticaret Ltd. Sirketi	Turkey
VARTA Rayovac Remington S.r.L	Romania
VARTA Remington Rayovac d.o.o.	Croatia
VARTA Remington Rayovac Portugal Unipessoal Lda.	Portugal
VARTA Remington Rayovac Spain S.L.	Spain
VARTA Remington Rayovac Sweden AB	Sweden
VARTA Remington Rayovac, Trgovina d.o.o.	Slovenia
VRR Bulgaria EOOD	Bulgaria
Weiser Lock Corporation	USA (California)
Weiser Lock Mexico S de RL CV	Mexico
ZAO “Spectrum Brands” Russia	Russia